UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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GUESS?, INC.
(Name of Registrant as Specified in Its Charter)

LEGION PARTNERS HOLDINGS, LLC

LEGION PARTNERS, L.P. I

LEGION PARTNERS, L.P. II

LEGION PARTNERS SPECIAL OPPORTUNITIES, L.P. XVIII

LEGION PARTNERS, LLC

LEGION PARTNERS ASSET MANAGEMENT, LLC

CHRISTOPHER S. KIPER

RAYMOND T. WHITE

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Legion Partners Holdings, LLC, a Delaware limited liability company (“Legion Partners Holdings”), together with the other participants named herein (collectively, “Legion”), has filed a preliminary proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes against the election of certain director candidates nominated by Guess?, Inc., a Delaware corporation (the “Company”) for election at the Company’s 2022 annual meeting of shareholders.

On March 16, 2022, Legion Partners Holdings issued the following press release:

Legion Partners Launches “Vote No” Campaign Against Guess?, Inc. Directors Paul and Maurice Marciano

Files Preliminary Proxy Statement in Connection with Planned Solicitation of Votes Against Re-Election of Paul and Maurice Marciano

Believes Marciano Brothers’ Continued Status as Board Members and Paul’s Ongoing Executive Role Pose Significant Risk to Company’s Future Success

LOS ANGELES – March 16, 2022 – Legion Partners Asset Management, LLC, together with its affiliates (collectively, “we” or “Legion Partners”), a significant shareholder of Guess?, Inc. (“Guess”, or the “Company”) (NYSE: GES), today announced that it has filed preliminary proxy materials in connection with a “Vote No” campaign opposing the re-election of Paul and Maurice Marciano to the Company’s Board of Directors (the “Board”) at the upcoming 2022 Annual Meeting of Shareholders (the “Annual Meeting”). Legion issued the following statement:

“Over the past month, we have attempted to engage constructively with the Guess Board to find a path forward that does not involve Paul and Maurice Marciano remaining in the boardroom. Unfortunately, these discussions have led nowhere, and we have been told by the Board that it plans to re-nominate both Marciano brothers for election at the Annual Meeting. As a result, we are taking the necessary steps to allow shareholders to vote against the continued presence of Paul and Maurice Marciano as directors.

The issue is simple: Paul Marciano has been allowed to remain in prominent roles at Guess despite a years-long pattern of shocking publicly reported sexual assault and harassment allegations against him – as we detailed in a recent presentation. During that time, his brother, Maurice, has apparently enabled Paul’s behavior by turning a blind eye to these issues. With new sexual assault and harassment allegations surfacing against Paul – including accusations by four women over the past year alone,1 we believe it is past time for both of these individuals to end their long tenures on the Board. Since the rest of the directors – including the all-female Nominating and Governance Committee – have failed to remove Paul and Maurice Marciano or take any meaningful action, it is imperative that shareholders have the opportunity to make their voices heard.

This is not only a social responsibility issue. We do not believe that Guess will ever be able to reach its full potential under the cloud of legal, reputational and moral risk that accompanies the Marciano brothers’ continued presence.

We look forward to communicating with our fellow shareholders about why the Marciano brothers should not be allowed to continue in leadership positions at Guess.”

1 The Daily Beast, ‘My Dreams Were Crushed’: Marciano Rape Accuser Speaks Out.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Legion Partners Holdings, LLC, a Delaware limited liability company (“Legion Partners Holdings”) together with the other participants named herein (collectively, “Legion”), has made a preliminary filing with the Securities and Exchanges Commission (“SEC”) of a proxy statement and an accompanying BLUE proxy card to be used to solicit votes against the election of certain director candidates nominated by Guess?, Inc., a Delaware Corporation (the “Company”) for election at the Company’s 2022 annual meeting of shareholders.

LEGION PARTNERS HOLDINGS STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in this proxy solicitation are anticipated to be Legion Partners Holdings, Legion Partners, L.P. I, a Delaware limited partnership (“Legion Partners I”), Legion Partners, L.P. II, a Delaware limited partnership (“Legion Partners II”), Legion Partners Special Opportunities, L.P. XVIII, a Delaware limited partnership (“Legion Partners XVIII”), Legion Partners, LLC, a Delaware limited liability company (“Legion Partners GP”), Legion Partners Asset Management, LLC, a Delaware limited liability company (“Legion Partners Asset Management”), Christopher S. Kiper and Raymond T. White.

As of the date hereof, Legion Partners I beneficially owns directly 1,395,320 shares of Common Stock. As of the date hereof, Legion Partners II beneficially owns directly 110,683 shares of Common Stock. As of the date hereof, Legion Partners XVIII beneficially owns directly 138,242 shares of Common Stock. As of the date hereof, Legion Partners Holdings beneficially owns directly 100 shares of Common Stock, all of which are held in record name. In addition, as the sole member of Legion Partners Asset Management and sole member of Legion Partners GP, Legion Partners Holdings may also be deemed to beneficially own the 1,395,320 shares of Common Stock beneficially owned directly by Legion Partners I, 110,683 shares of Common Stock beneficially owned directly by Legion Partners II and 138,242 shares of Common Stock beneficially owned directly by Legion Partners XVIII. As the general partner of each of Legion Partners I, Legion Partners II and Legion Partners XVIII, Legion Partners GP may be deemed to beneficially own the 1,395,320 shares of Common Stock beneficially owned directly by Legion Partners I, 110,683 shares of Common Stock beneficially owned directly by Legion Partners II and 138,242 shares of Common Stock beneficially owned directly by Legion Partners XVIII. As the investment advisor of each of Legion Partners I, Legion Partners II and Legion Partners XVIII, Legion Partners Asset Management may be deemed to beneficially own the 1,395,320 shares of Common Stock beneficially owned directly by Legion Partners I, 110,683 shares of Common Stock beneficially owned directly by Legion Partners II and 138,242 shares of Common Stock beneficially owned directly by Legion Partners XVIII. As a managing director of Legion Partners Asset Management and managing member of Legion Partners Holdings, each of Messrs. Kiper and White may be deemed to beneficially own the 1,395,320 shares of Common Stock beneficially owned directly by Legion Partners I, 110,683 shares of Common Stock beneficially owned directly by Legion Partners II, 138,242 shares of Common Stock beneficially owned directly by Legion Partners XVIII and 100 shares of Common Stock beneficially owned directly by Legion Partners Holdings.

About Legion Partners

Legion Partners is a value-oriented investment manager based in Los Angeles, with a satellite office in Sacramento, CA. Legion Partners seeks to invest in high-quality businesses that are temporarily trading at a discount, utilizing deep fundamental research and long-term shareholder engagement. Legion Partners manages a concentrated portfolio of North American small-cap equities on behalf of some of the world’s largest institutional and HNW investors.

Media Contact:

Longacre Square Partners

Dan Zacchei / Joe Germani

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